Exhibit 10.1

Second Amended and Restated Business Operation Agreement

This Second Amended and Restated Business Operation Agreement (this “Agreement”) is entered into in Shenzhen, the People’s Republic of China (the “PRC”) on September 4, 2019, by and among the following Parties:

Party A: Shenzhen UTime Technology Consulting Co., Ltd.

Address:

Party B: United Time Technology Company Limited

Address:

Party C:

Shareholder A: Minfei Bao

Identity Card No.:

Shareholder B: Min He

Identity Card No.:

(In this Agreement, the above parties are hereinafter referred to individually as a “Party” and collectively as the “Parties.”)

WHEREAS:

1. Party A is a wholly foreign-owned enterprise incorporated and validly existing in the PRC;

2. Party B is a limited liability company incorporated and validly existing in the PRC;

3. Party A and Party B have established a business relationship by entering into a certain Exclusive Technical Consultation and Service Agreement, pursuant to which Party B will make various payments to Party A, and therefore Party B’s activities in its ordinary course of business will have a material effect upon its ability to make such payments to Party A; and

4. Each of the individuals listed as Party C is a shareholder of Party B (collectively, the “Shareholders”), of which Minfei Bao and Min He each holds 96.95% and 3.05% equity of Party B respectively.

NOW, THEREFORE, the Parties, through amicable consultations and based on the principle of equality and mutual benefit, hereby agree as follows:

Article 1 Negative Obligations

In order to guarantee the performance of Party B in relation to this Agreement and all of Party B’s in relation to its obligations towards Party A, Party B and the Shareholders hereby acknowledge, agree and jointly and severally warrant that without the prior written consent of Party A or any party designated by Party A, Party B shall not engage in any transaction which may have a material or adverse effect on any of its assets, businesses, employees, obligations, rights or operations (except for those occurring in the due course of business or in day-to-day business operations, or those already disclosed to Party A and with the explicit prior written consent of Party A), including without limitation:

1.1	Conduct any activity beyond the normal business scope of Party B or operate the Party B in a manner inconsistent with its past practice;

1.2	Make any borrowing or undertake any indebtedness from any third party;

1.3	Change or remove any of its directors or senior officers;

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1.4	Sell, assign, mortgage or otherwise dispose of any assets or rights, including without limitation any intellectual property rights, with any third party;

1.5	Create or cause the creation of any guarantee, mortgage, pledge, lien or any other security on any of its assets, including intellectual property, in favor of any third party, or create any encumbrance on any such assets;

1.6	Change its articles of association or its scope of business;

1.7	Change its ordinary course of business or materially alter any of its major internal rules and bylaws;

1.8	Transfer any of its rights or obligations under this Agreement to any third party;

1.9	Make or cause any material change to its business pattern, marketing strategy, business plan or customer relationships; and

1.10	Make or cause a distribution of any bonus or dividend to shareholders of Party B.

Article 2 Business Management and Human Resources Arrangement

2.1	Party B and the Shareholders hereby jointly agree to accept and strictly implement any proposal made by Party A from time to time regarding the employment and removal of Party B’s employees, its day-to-day business management and the financial management system of Party B.

2.2	Party B and the Shareholders hereby jointly agree that the Shareholders will elect or appoint, as applicable, any person designated by Party A as Party B’s director, chairman, president, chief financial officer and any other executive officers in accordance with relevant laws, regulations and its articles of association.

2.3	Upon termination of his or her employment with Party A, either voluntarily or by Party A, each of the directors or senior officers elected or appointed under Section 2.2 will be simultaneously disqualified to hold any position in Party B; under such circumstance, the Shareholders shall elect any other person designated by Party A for such position.

2.4	For purpose of Section 2.3, the Shareholders will take any actions required under relevant laws, articles of association and this Agreement to effect the employment and termination provided under Sections 2.2 and 2.3.

2.5	The Shareholders hereby agree that, in conjunction with the execution of this Agreement, each of the shareholders will execute an irrevocable power of attorney authorizing Party A to exercise its rights as the shareholder of Party B and to exercise its voting rights in the name of shareholder at Party B’s shareholders meeting.

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Article 3 Other Agreements

3.1	Upon termination or expiration of any agreement between Party A and Party B, Party A may elect to terminate all of its agreements with Party B, including without limitation the Exclusive Technical Consultation and Service Agreement.

3.2	Considering the business relationship established between Party A and Party B based on the executed Exclusive Technical Consultation and Service Agreement, Party B’s activities in its ordinary course of business will have a material effect upon its ability to make relevant payments to Party A. Each of the Shareholders agrees that any bonus, dividend or any other benefit or interest receivable by it as the shareholder of Party B will be unconditionally and automatically paid or transferred to Party A.

Article 4 Entire Agreements and Amendments to the Agreement

4.1	This Agreement and all of the agreements and/or documents referred to or expressly included herein constitute the entire agreements among the Parties with respect to the subject matter hereto and supersede all prior agreements, contracts, understandings and communications, whether written or oral, among the Parties with respect to the same.

4.2	This Agreement may not be amended unless by the agreement of all of the Parties in writing. Any amendment or supplement hereto duly executed by the Parties shall be an integral part of and have the same effect with this Agreement.

Article 5 Confidentiality Clause

5.1	Regardless of whether this Agreement is terminated or not, each Party shall keep strictly confidential all business secrets, proprietary information, customer information and all other information of a confidential nature concerning the other Parties known by it during the execution and performance of this Agreement (collectively, the “Confidential Information”). Unless a prior written consent is obtained from the Party disclosing the Confidential Information (the “Disclosing Party”) or unless it is required to be disclosed to third parties in accordance with relevant laws, rules and regulations (including those of the United States Securities and Exchange Commission) or the requirements of the place where any affiliate is listed on a stock exchange, the Party receiving the Confidential Information (the “Receiving Party”) shall not disclose to any third party any Confidential Information. The Receiving Party shall not use any Confidential Information other than for the purpose of performing this Agreement.

5.2	The following information shall not be deemed part of the Confidential Information:

(a) Any information that has been lawfully acquired by the receiving Party prior to entering into the Agreement as evidenced by other written documents;

(b) Any information entering the public domain not attributable to the fault of the Party receiving the information; or

(c) Any information lawfully acquired by the Party receiving the information through other sources after its receipt of such information.

5.3	For purposes of performing this Agreement, the Receiving Party may disclose the Confidential Information to its relevant employees, agents or professionals retained by it. However, the Receiving Party shall ensure that the aforesaid persons shall comply with all relevant terms and conditions of this Article 5. In addition, the Receiving Party shall be responsible for any liability incurred as a result of such persons’ breach of the relevant terms and conditions of this Article 5.

5.4	Notwithstanding any other provision contained herein, the effect of this Article 5 shall not be affected by the termination of this Agreement.

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Article 6 Governing Law

6.1	The execution, validity, performance of this Agreement and the resolution of any dispute arising from this Agreement shall be governed in accordance with the laws of the PRC.

Article 7 Dispute Resolution

7.1	Should any dispute arise in connection with construction or performance of any provision under this Agreement, the Parties shall seek in good faith to resolve such dispute through negotiations. If the negotiations fail, any of the Parties may submit the dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Beijing in accordance with CIETAC’s arbitration rules then in effect. The arbitration shall be conducted in Chinese. CIETAC’s judgment shall be final and binding on each of the Parties.

7.2	Except for the matter under dispute, each of the Parties shall continue to perform its obligations under this Agreement in good faith.

Article 8 Notices

8.1	Any notice, request, demand and other correspondence required by this Agreement or made in accordance with this Agreement shall be made in written form and delivered to the following address in person, by fax, telegram, telex, email, registered mail (postage paid) or express mail.

To Party A: Shenzhen UTime Technology Consulting Co., Ltd.

Address: No. 11, 13, 15 and A702, Haitian Road, Binhai Community, Yuehai Sub-District, Nanshan District, Shenzhen, P.R.China

Attention: Minfei Bao

Email: bminfei@utimemobile.com

To Party B: United Time Technology Company Limited

Address: F2.64D-403, Tian ZhanBuilding, Tian An Che Kung Temple Industrial Zone, Xiangmi Lake, Futian District, Shenzhen, P.R.China

Attention: Minfei Bao

Email: bminfei@utimemobile.com

To Party C:

Shareholder A: Minfei Bao

Address: Room 10A, Block A, Building 1, SHOUDIRONGYU, West Xiangshan Street, Overseas Chinese Town, Nanshan District, Shenzhen

Email: bminfei@utimemobile.com

Shareholder B: Min He

Address: Hengxiang, Yushan Community, Hengdian Town, Dongyang City, Zhejiang province, P.R.China

Email: 568987798@qq.com

8.2	If any such notice or other correspondence is transmitted by fax, telegram, telex or email, it shall be treated as delivered immediately upon transmission; if delivered in person, it shall be treated as delivered at the time of delivery; if delivered by registered mail or express mail, it shall be treated as delivered three (3) days after posting.

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Article 9 Effectiveness, Term of this Agreement

9.1	Any written consent, proposal, appointment and any other decision made in connection with this Agreement which may have a material effect on Party B’s day-to-day business operations shall be made by Party A’s board of directors.

9.2	This Agreement shall become effective upon execution by each of the Parties on the date first written above and shall remain valid until it is terminated by written agreement of the Parties.

9.3	During the term of this Agreement, none of Party B or the Shareholders may terminate this Agreement. Party A shall have the sole right to terminate this Agreement at any time, provided that Party A gives prior written notice of thirty (30) days to Party B and its shareholders. The parties may terminate this Agreement as they unanimously agree through negotiation.

9.4	If any term or provision hereof is found to be illegal or unenforceable under applicable laws, such term or provision shall be deemed deleted from this Agreement and the remainder of this Agreement shall remain in full force and effect as if such term or provision had never been contained herein. The Parties shall negotiate to replace such deleted term or provision with a lawful and valid term or provision acceptable to each of the Parties.

9.5	Failure to exercise any right, power or privilege hereunder shall not be deemed a waiver thereof. Any single or partial exercise of any right, power or privilege hereunder shall not preclude exercise of any other right, power or privilege under this Agreement.

Article 10 Force Majeure

10.1	Force Majeure shall mean events beyond the reasonable control of the Parties that are unforeseeable or foreseeable but unavoidable, which cause obstruction in, impact on or delay in either Party’s performance of part or all of its obligations in accordance with this Agreement, including without limitation, government acts, natural disasters, wars, hacker attacks or any other similar events.

10.2	The Party affected by Force Majeure may suspend the performance of relevant obligations hereunder that cannot be performed due to Force Majeure until the effects of Force Majeure are eliminated, without having to assume any liability for breach of contract, provided however that such Party shall endeavor to overcome such events and reduce the negative effects to the best of its abilities.

10.3	The Party affected by Force Majeure shall provide the other Party with valid certificate documents verifying the occurrence of Force Majeure events, which documents shall be issued by the notary office where the events occur (or other appropriate agencies). In case the Party affected by Force Majeure cannot provide such certificate documents, the other Party may request such certificate documents in order to assume the liability for breach of contract in accordance with this Agreement.

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Article 11 Miscellaneous

11.1	This Agreement is written in English with a Chinese translation. In the event of any discrepancy between the two versions, the English version shall prevail. This Agreement is made with four (4) original copies, of which Party A, Party B and the Shareholders will each hold one copy respectively.

11.2	The headings in this Agreement are written for ease of reference only and in no event shall they affect the interpretation of any terms of this Agreement.

11.3	Matters not covered in this Agreement shall be determined by the Parties separately through consultation.

11.4	Party C undertakes that all provisions herein shall remain legally binding upon it regardless of any future change that may occur to its percent of shareholding in Party B, and that the provisions herein shall apply to all stock equity that Party C may hold in Party B, unless the percent of shareholding in Party B of Party C becomes null.

11.5	This Agreement shall be binding on the legal successors or assigns of the Parties.

[The remainder of this page is intentionally left blank]

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[Signature Page of Second Amended and Restated

Business Operation Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duly authorized representatives on the date first written above.

Party A: Shenzhen UTime Technology Consulting Co., Ltd. (Seal)

Authorized Representative (Signature):		/s/ Minfei Bao
	Name:	Minfei Bao

Party B: United Time Technology Company Limited (Seal)

Authorized Representative (Signature):		/s/ Minfei Bao
	Name:	Minfei Bao

Party C:

Minfei Bao (Signature):	/s/ Minfei Bao

Min He (Signature):	/s/ Min He

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